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                                                                Exhibit 99(b)(4)

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT



      This First Amendment to Credit Agreement, dated as of March 28, 2001 (this "AMENDMENT"), is among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively the "BORROWERS"), the Parent and each of the Parent's domestic Subsidiaries, as guarantors (the "GUARANTORS" and each a "Guarantor", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), LASALLE BANK NATIONAL ASSOCIATION, as lender ("LASALLE"), NATIONAL CITY BANK, as lender ("NCB"), Firstar Bank, as lender ("FIRSTAR"), Comerica Bank, as lender ("COMERICA"), Associated Bank - Milwaukee, as lender ("ASSOCIATED BANK", and together with LaSalle, NCB, Firstar and Comerica, collectively the "LENDERS"), LaSalle, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), and NCB, as syndication agent for the Lenders (the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS:

      1. The Credit Parties and the Lenders are parties to the Credit Agreement dated as of March 8, 2001 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

      2. The Credit Parties have requested that the Lenders amend the Credit Agreement to modify the provisions of Section 11.2(B) of the Credit Agreement on the terms and subject to the conditions of this Amendment.

      3.    The Lenders are willing so to amend the Credit Agreement.

      In consideration of the premises and the mutual agreements contained in this Amendment, the Credit Parties and the Lenders agree as follows:

SECTION 1.  AMENDMENT TO CREDIT AGREEMENT.

      On the date this Amendment becomes effective, after satisfaction by the Credit Parties of each of the conditions set forth in SECTION 3 (the "EFFECTIVE DATE"), Section 11.2(B) of the Credit Agreement is amended by deleting such section in its entirety and replacing it as follows:

       (B) REPURCHASE CERTIFICATE, DOCUMENTS. A certificate executed by a Responsible Officer of the Parent certifying the occurrence of the closing of the tender offer aspect of the Repurchase and that such closing has been or shall be consummated in accordance with the terms of the Repurchase Documents without waiver, amendment or modification of any material term thereof, excluding (x) waivers, amendments or modifications previously disclosed in writing to the Agents made

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            in response to the SEC's March 15, 2001 comment letter
            on Parent's Schedule TO-I and (y) the amendment of clauses (7) and
            (9) of the second paragraph of section 7 of Parent's Offer to Purchase to measure declines in the market prices and equity indices referred to therein from March 16, 2001, together with (i) the Repurchase Documents, in form and substance satisfactory to the Agents, (ii) evidence reasonably satisfactory to the Agents of the capitalization and structure of the Credit Parties after the Repurchase, (iii) evidence reasonably satisfactory to the Agents that no provision of the Repurchase Documents shall have been waived, amended, supplemented or otherwise modified in material respect, except as permitted by the foregoing CLAUSES (x) and (y), and (iv) evidence reasonably satisfactory to the Agents that the Parent shall not be in breach or violation of any of its obligations under the Repurchase Documents.

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      To induce the Lenders to enter into this Amendment and to extend further credit under the Credit Agreement, as amended by this Amendment, the Credit Parties represent and warrant to the Lenders that:

      2.1 DUE AUTHORIZATION; NO CONFLICT; NO LIEN; ENFORCEABLE OBLIGATION. The execution, delivery and performance by each Credit Party of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order or (c) its articles or certificate of incorporation, bylaws or trust documents and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon any Credit Party or upon any of its property. This Amendment, the Credit Agreement, as amended by this Amendment, and the Notes are the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with its respective terms.

      2.2 REPRESENTATIONS AND WARRANTIES. As of the Closing Date, the representations and warranties of the Credit Parties contained in the Credit Agreement, as amended by this Amendment, are true and correct.

SECTION 3.  CONDITIONS TO EFFECTIVENESS.

      The effectiveness of the amendments contemplated by this Amendment is subject to the following:

      3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in this Amendment are true and correct as of the Closing Date.

      3.2 DOCUMENTS. The Agents have received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Agents) in form and substance satisfactory to the Agents:

            (A) FIRST AMENDMENT. This Amendment.

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            (B) OTHER. Such other documents as the Agents may reasonably request.

      SECTION 4. MISCELLANEOUS.

      4.1 CAPTIONS. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

      4.2 GOVERNING LAW; SEVERABILITY. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Wherever possible, each provision of this Amendment must be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision is ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

      4.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment. The Credit Parties and the Lenders agree to accept facsimile counterparts.

      4.4 SUCCESSORS AND ASSIGNS. This Amendment is binding upon the Credit Parties, the Lenders and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the Lenders and their successors and assigns. A Credit Party cannot assign its rights or delegate its duties under this Amendment.

      4.5 REFERENCES. From and after the Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in the Credit Agreement or any other Loan Document to the Credit Agreement, the Notes or to any term, condition or provision contained "thereunder", "thereof", "therein", or words of like import, mean and are a reference to the Credit Agreement (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment.

      4.6 CONTINUED EFFECTIVENESS. Notwithstanding anything contained in this Amendment to the contrary, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement. The Credit Parties and the Lenders expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the Credit Parties and the Lenders to reaffirm the indebtedness created under the Credit Agreement. The Credit Agreement, as amended by this Amendment, remains in full force and effect and the terms and provisions of the Credit Agreement are ratified and confirmed.

      4.7 COSTS, EXPENSES AND TAXES. The Credit Parties and the Lenders affirm and acknowledge that Section 15.5 of the Credit Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.


             [Remainder of page intentionally left blank]

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      Delivered at Chicago, Illinois, as of the date and year first above written.

                                    CREDIT PARTIES:

                                    ROHN INDUSTRIES, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Chief Financial
                                             Officer


                                    ROHN INSTALLATION SERVICES, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    ROHN ENCLOSURES, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    ROHN, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    ROHN PRODUCTS, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    ROHN CONSTRUCTION, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer

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                                    FOLDING CARRIER CORP.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    ROHN FOREIGN HOLDINGS, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer


                                    UNR REALTY, INC.

                                    By:  /s/ James F. Hurley
                                        --------------------------
                                      Name:  James F. Hurley
                                      Title: Vice President & Treasurer



                                    LENDERS:

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By:  /s/ James Hess
                                        --------------------------
                                      Name:  James Hess
                                      Title: Vice President


                                    NATIONAL CITY BANK

                                    By:  /s/ Timothy T. Fogerty
                                        --------------------------
                                      Name:  Timothy T. Fogerty
                                      Title: Vice President


                                    FIRSTAR BANK

                                    By:  /s/ Timothy Fossa
                                        --------------------------
                                      Name:  Timothy Fossa
                                      Title: Vice President

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                                    COMERICA BANK

                                    By:  /s/ Felicia Turner
                                        --------------------------
                                      Name:  Felicia Turner
                                      Title: Account Officer


                                    ASSOCIATED BANK - MILWAUKEE

                                    By:  /s/ Clark A. Rasmussen
                                        --------------------------
                                      Name:  Clark A. Rasmussen
                                      Title: Senior Vice President